TNT DESIGNS, INC.

Exhibit 31.2
CERTIFICATIONS

I, Anju Tandon, TNT Designs, Inc.’s Chief Financial Officer, certify that:

1. I have reviewed the annual report on Form 10-KSB of TNT Design, Inc. (“TNT”) for the year ended September 30, 2007;

2. Based on my knowledge, the annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the annual report;

3. Based on my knowledge, the financial statements, and other financial information included in the annual report, fairly present in all material respects the financial condition, results of operations and cash flows of TNT as of, and for, the periods presented in the annual report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for TNT and we have: a) designed such disclosure controls and procedures to ensure that material information relating to TNT, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the annual report is being prepared; b) evaluated the effectiveness of TNT’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and c) presented in the annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. TNT’s other certifying officers and I have disclosed, based on our most recent evaluation, to the TNT’s auditors and the audit committee of TNT’s board of directors (or persons performing the equivalent function): a) all significant deficiencies in the design or operation of internal controls which could adversely affect TNT’s ability to record, process, summarize and report financial data and have identified for TNT’s auditors any material weaknesses in internal controls; and b) any fraud, whether or not material, that involves management or other employees who have a significant role in TNT’s internal controls; and

6. I have indicated in the annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: December 20, 2007

/s/Anju Tandon
Chief Financial Officer